Exhibit 10.11

Intercont (Cayman) Limited

Indemnification Agreement

This Indemnification Agreement (the “Agreement”) is made and entered into as of [Date] between Intercont (Cayman) Limited, a Cayman Islands exempted company (the “Company”), and [NAME] (“Indemnitee”).

RECITALS

WHEREAS, Indemnitee served as the chief executive officer and a director of the Company from [DATE] to [DATE] and willingness to serve in such capacity is predicated, in substantial part, upon the Company’s willingness to indemnify him to the fullest extent permitted by the applicable laws, and upon the other undertakings set forth in this Agreement;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons who have served or currently are serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Company’s amended and restated memorandum and articles of association (the “Charter”) permit indemnification of the officers, directors and certain other persons of the Company. The Charter and the laws of the State of Delaware expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification;

WHEREAS, this Agreement is a supplement to and in furtherance of the Charter and any resolutions adopted pursuant to such indemnification, and will not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee; and

WHEREAS, in light of the considerations referred to in the preceding recitals, it is the Company’s intention and desire that the provisions of this Agreement be construed liberally, subject to their express terms, to maximize the protections to be provided to Indemnitee hereunder.

NOW, THEREFORE, the parties agree as follows:

1. Indemnity of Indemnitee. The Company agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time in accordance with the terms of this Agreement. In furtherance of this indemnification, and without limiting the generality of such indemnification:

(a) Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee will be entitled to the rights of indemnification provided in this Section 1(a) if, by reason of his or her Corporate Status, the Indemnitee was, or was threatened to be made, a party to or participant in any Proceeding other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), Indemnitee will be indemnified against all Expenses, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her, or on his or her behalf, in connection with such Proceeding or any claim, issue, or matter. This indemnification is provided if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

(b) Proceedings by or in the Right of the Company. Indemnitee will be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of his or her Corporate Status, the Indemnitee was, or was threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(b), Indemnitee will be indemnified against all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company. Indemnification will not be provided against such Expenses if made in respect of any claim, issue, or matter in such Proceeding as to which Indemnitee will have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware will determine that such indemnification may be made.

(c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he or she will be indemnified to the maximum extent permitted by law against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company will indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue, or matter. For purposes of this Section, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, will be deemed to be a successful result as to such claim, issue, or matter.

2. Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1, the Company agrees to indemnify and hold Indemnitee harmless against all Expenses, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf if, by reason of his or her Corporate Status, he or she was, or was threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, any and all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that will exist on the Company’s obligations pursuant to this Agreement will be that the Company will not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, in Sections 6 and 7) to be unlawful.

3. Contribution.

(a) Whether or not the indemnification provided in Sections 1 and 2 is available, in respect of any threatened, pending, or completed action, suit, or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit, or proceeding), the Company will pay, in the first instance, the entire amount of any judgment or settlement of such action, suit, or proceeding without requiring Indemnitee to contribute to such payment, and the Company waives and relinquishes any right of contribution it may have against Indemnitee. The Company will not enter into any settlement of any action, suit, or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit, or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee. The Company will not settle any action or claim in a manner that would impose any penalty or admission of guilt or liability on Indemnitee without Indemnitee’s written consent.

(b) Without diminishing or impairing the obligations of the Company in the preceding subparagraph, if Indemnitee elects or is required to pay all or any portion of any judgment or settlement in any threatened, pending, or completed action, suit, or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit, or proceeding), the Company will contribute to the amount of Expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors, or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit, or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose. To the extent necessary to conform to law, the proportion determined on the basis of relative benefit may be further adjusted by reference to the relative fault of the Company and all officers, directors, or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines, or settlement amounts, as well as any other equitable considerations which the applicable law may require to be considered. The relative fault of the Company and all officers, directors, or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, will be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their respective conduct is active or passive.

(c) The Company agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by the Company’s officers, directors, or employees, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, will contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding to reflect: (i) the relative benefits received by the Company and Indemnitee as a result of the events and transactions giving cause to such Proceeding; and (ii) the relative fault of the Company (and its directors, officers, employees, and agents) and Indemnitee in connection with such events and transactions.

4. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, he or she will be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

5. Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company will advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within 30 days after the receipt by the Company of a statement from Indemnitee requesting such advance or advances, whether prior to or after final disposition of such Proceeding. Such statement will reasonably evidence the Expenses incurred by Indemnitee and will include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it is ultimately determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 will be unsecured and interest free.

6. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the applicable laws and public policy. Accordingly, the parties agree that the following procedures and presumptions will apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a) To obtain indemnification under this Agreement, Indemnitee will submit to the Company a written request with such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company will, promptly on receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such request to the Company, or to provide such a request in a timely fashion, will not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company.

(b) On written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a), Indemnitee’s entitlement to indemnification will be determined by one of the following three methods, which will be at the election of the Board:

(i) by a majority vote of the Disinterested Directors, even though less than a quorum;

(ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum; or

(iii) if so directed by the Board, by the shareholders of the Company.

(c) In making a determination with respect to entitlement to indemnification under this Agreement, the person or persons or entity making such determination will presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption will have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company (including by its Board) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its Board) that Indemnitee has not met such applicable standard of conduct, will be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(d) Indemnitee will be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and actions, or failure to act, of any director, officer, agent, or employee of the Enterprise will not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 6(e) are satisfied, it will in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company. Anyone seeking to overcome this presumption will have the burden of proof and the burden of persuasion by clear and convincing evidence.

(e) If the person, persons, or entity empowered or selected under Section 6 to determine whether Indemnitee is entitled to indemnification has not have made a determination within 60 days after receipt by the Company of the request, the requisite determination of entitlement to indemnification will be deemed to have been made, and Indemnitee will be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law. Such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons, or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation or information relating thereto. The provisions of this Section 6(f) will not apply if the determination of entitlement to indemnification is to be made by the shareholders pursuant to Section 6(b) and if (A) within 15 days after receipt by the Company of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the shareholders for their consideration at an annual meeting to be held within 75 days after such receipt, and such determination is made at that annual meeting, or (B) a special meeting of shareholder is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made at that special meeting.

(f) Indemnitee will cooperate with the person, persons, or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing such person, persons, or entity on reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any member of the Board, or shareholder of the Company will act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons, or entity making such determination will be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company indemnifies and agrees to hold Indemnitee harmless therefrom.

(g) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption, and uncertainty. In the event that any action, claim, or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it will be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit, or proceeding. Anyone seeking to overcome this presumption will have the burden of proof and the burden of persuasion by clear and convincing evidence.

(h) The termination of any Proceeding or of any claim, issue, or matter in any Proceeding, by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, will not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

7. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 6 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5, (iii) subject to the limitations set forth herein, no determination of entitlement to indemnification is made pursuant to Section 6(b) within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within 10 days after receipt by the Company of a written request for such payment, or (v) payment of indemnification is not made within 10 days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6, Indemnitee will be entitled to an adjudication in an appropriate court of the State of Delaware or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification. Indemnitee will commence such proceeding seeking an adjudication within one year following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 7(a). The Company will not oppose Indemnitee’s right to seek any such adjudication.

(b) In the event that a determination has been made pursuant to Section 6(b) that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 will be conducted in all respects as a de novo trial on the merits, and Indemnitee will not be prejudiced by reason of the adverse determination under Section 6(b).

(c) If a determination has been made pursuant to Section 6(b) that Indemnitee is entitled to indemnification, the Company will be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of his or her rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company will pay on his or her behalf, in advance, any and all expenses (of the types described in the definition of Expenses) actually and reasonably incurred by him or her in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses, or insurance recovery.

(e) The Company will be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding, and enforceable, and will stipulate in any such court that the Company is bound by all the provisions of this Agreement. The Company will indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, will (within 10 days after receipt by the Company of a written request therefore) advance, to the extent not prohibited by law, such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses, or insurance recovery, as the case may be.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement will be required to be made prior to the final disposition of the Proceeding.

8. Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.

(a) The rights of indemnification as provided by this Agreement will not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, Charter, any agreement, a vote of shareholders, a resolution of Board, or otherwise. No amendment, alteration, or repeal of this Agreement or of any provision of this Agreement will limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration, or repeal. To the extent that a change in the Cayman Islands Laws, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Charter and this Agreement, it is the intent of the parties of this Agreement that Indemnitee will enjoy all greater benefits so afforded by such change. No right or remedy in this Agreement conferred is intended to be exclusive of any other right or remedy, and every other right and remedy will be cumulative and in addition to every other right and remedy given under this Agreement or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Agreement, or otherwise, will not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents, or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise that such person serves at the request of the Company, the Company will procure such insurance policy or policies under which the Indemnitee will be covered in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent, or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms of this Agreement, the Company has director and officer liability insurance in effect, the Company will give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures in the respective policies. The Company will thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) The Company acknowledges that Indemnitee has or may have in the future certain rights to indemnification, advancement of expenses, or insurance provided by other entities or organizations (collectively, the “Secondary Indemnitors”). The Company agrees that (i) it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Secondary Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) it will be required to advance the full amount of expenses incurred by Indemnitee and will be liable for the full amount of all Expenses, judgments, penalties, fines, and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement, Charter or any other agreement between the Company and Indemnitee, without regard to any rights Indemnitee may have against the Secondary Indemnitors, and (iii) it irrevocably waives, relinquishes, and releases the Secondary Indemnitors from any and all claims against the Secondary Indemnitors for contribution, subrogation, or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Secondary Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company will affect the foregoing and the Secondary Indemnitors will have a right of contribution and be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Secondary Indemnitors are express third party beneficiaries of the terms of this Section 8(c).

(d) Except as provided in Section 8(c), in the event of any payment under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (other than against the Secondary Indemnitors), who will execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(e) Except as provided in Section 8(c), the Company will not be liable under this Agreement to make any payment of amounts otherwise indemnifiable under this Agreement if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, or otherwise.

(f) Except as provided in Section 8(c), the Company’s obligation to indemnify or advance Expenses under this Agreement to Indemnitee who is or was serving at the request of the Company as a director, officer, employee, or agent of any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise will be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.

9. Exceptions to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company will not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision, provided that the foregoing will not affect the rights of Indemnitee or the Secondary Indemnitors in Section 8(c);

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company;

(c) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees, or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law;

(d) with respect to remuneration paid to Indemnitee if it is determined by final judgment or other final adjudication that such remuneration was in violation of law;

(e) a final judgment or other final adjudication is made that Indemnitee’s conduct was fraudulent or dishonest (but only to the extent of such specific determination);

(f) in connection with any claim for reimbursement or any recovery policy of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act or Section 954 of the Dodd-Frank Act, or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities or securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement); or

(g) on account of conduct that is established by a final judgment as constituting a breach of Indemnitee’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Indemnitee is not legally entitled.

For purposes of this Section 9, a final judgment or other adjudication may be reached in either the underlying proceeding or action in connection with which indemnification is sought or a separate proceeding or action to establish rights and liabilities under this Agreement.

Any provision herein to the contrary notwithstanding, the Company will not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee or otherwise act in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act, or in any registration statement filed with the SEC under the Securities Act. Indemnitee acknowledges that paragraph (h) of Item 512 of Regulation S-K promulgated under the Securities Act currently generally requires the Company to undertake, in connection with any registration statement filed under the Securities Act, to submit the issue of the enforceability of Indemnitee’s rights under this Agreement in connection with any liability under the Securities Act on public policy grounds to a court of appropriate jurisdiction and to be governed by any final adjudication of such issue. Indemnitee specifically agrees that any such undertaking will supersede the provisions of this Agreement and to be bound by any such undertaking.

10. Duration of Agreement. All agreements and obligations of the Company contained herein will cover the period during which Indemnitee served as an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and will continue thereafter so long as Indemnitee will be subject to any Proceeding (or any proceeding commenced under Section 7) by reason of his or her Corporate Status, whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement will be binding on and inure to the benefit of and be enforceable by the parties of this Agreement and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors, and personal and legal representatives.

11. Security. To the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations under this Agreement through an irrevocable bank line of credit, funded trust, or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

12. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it.

(b) Other than as provided in this Agreement, this Agreement constitutes the entire agreement between the parties with respect to this subject matter and supersedes all prior agreements and understandings, oral, written and implied, between the parties with respect to this subject matter.

13. Definitions. For purposes of this Agreement:

(a) “Beneficial Owner” has the meaning given to such term in Rule 13d-3 under the Exchange Act; provided that Beneficial Owner will exclude any Person otherwise becoming a Beneficial Owner by reason of the shareholders of the Company approving a merger of the Company with another entity.

(b) “Board” means the Board of Directors of the Company.

(c) “Change in Control” means the earliest to occur after the date of this Agreement of any of the following events:

(i) Acquisition of Stock by Third Party. Any Person is or becomes the Beneficial Owner (as defined above), directly or indirectly, of securities of the Company representing twenty five percent (25%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) Change in Board. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this definition of Change in Control) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board;

(iii) Corporate Transactions. The effective date of a merger, amalgamation or consolidation of the Company with any other entity, other than a merger, amalgamation or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger, amalgamation or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving or amalgamated entity outstanding immediately after such merger, amalgamation or consolidation and with the power to elect a majority of the Board or other governing body of such surviving or amalgamated entity;

(iv) Liquidation. The approval by the shareholders of the Company of a complete liquidation and winding-up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

(v) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

(d) “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the express written request of the Company.

(e) “Disinterested Director” means an Audit Committee member of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(f) “Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

(g) “Enterprise” means the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Expenses” includes all documented and reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also will include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local, or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses will not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(j) “Person” for purposes of the definition of Beneficial Owner and Change in Control set forth above, will have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided that Person will exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(k) “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was an officer or director of the Company, by reason of any action taken by him or her or of any inaction on his or her part while acting as an officer or director of the Company, or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other Enterprise; in each case whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 7 of this Agreement to enforce his or her rights under this Agreement.

(l) “Sarbanes-Oxley Act” will mean the Sarbanes-Oxley Act of 2002, as amended.

(m) “SEC” will mean the Securities and Exchange Commission.

(n) “Securities Act” will mean the Securities Act of 1933, as amended.

14. Severability. The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision will be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

15. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement will be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provisions hereof (whether or not similar) nor will such waiver constitute a continuing waiver.

16. Notice By Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered under this Agreement. The failure to so notify the Company will not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

17. Notices. All notices and other communications given or made pursuant to this Agreement will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) 5 days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent:

(a)	To Indemnitee at the address or emails on the books and records of the Company.

(b)	To the Company at:

Room 8501, 11/F., Capital Centre, 151 Gloucester Road, Wanchai, Hong Kong Tel: +(852) – 37521802 queenz@intercontcayman.com or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature, electronic mail (including .pdf or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument and be deemed to have been duly and validly delivered and be valid and effective for all purposes.

19. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and will not be deemed to constitute part of this Agreement or to affect the construction thereof.

20. Governing Law and Consent to Jurisdiction. This Agreement, and all rights, remedies, liabilities, powers and duties of the parties of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or process.

[Signature page follows.]

In Witness Whereof, the parties hereto have entered into this Agreement effective as of the date first above written.

Intercont (Cayman) Limited

By:	/s/ Muchun Zhu
	Name:	Muchun Zhu
	Title:	Chief Executive Officer

[Name of Indemnitee]